CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34155, 333-34157, 33-8997, 333-03097 and
33-54743) of La-Z-Boy Incorporated of our report dated May 20, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 20, 1999 relating to the financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Toledo, Ohio
July 8, 1999


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